DocuSign Envelope ID: C80B90A4-2AB3-49BB-A1BA-403AC79C6718

SCHEDULE A

to the

INVESTMENT ADVISORY AGREEMENT

between

VICTORY PORTFOLIOS

and

VICTORY CAPITAL MANAGEMENT INC.

Dated August 1, 2013

			Approved By	Last	Must Be
	Name of Fund	Fee*	Shareholders	Approved	Approved By
1.	Victory Diversified Stock Fund	0.65% on the first $800	June 21, 2013	November 30,	December 31,
		million, 0.60% on the next		2021	2022
		$1.6 billion, and 0.55% on
		assets in excess of $2.4
		billion

2.	Victory INCORE Fund for Income	0.50% on the first $400	June 7, 2013	November 30,	December 31,
	Fund	million, 0.45% on the next		2021	2022
		$400 million, and 0.40% on
		assets in excess of $800
		million

3.	Victory INCORE Investment Grade	0.75% on the first $400	May 17, 2013	November 30,	December 31,
	Convertible Fund	million, 0.65% on the next		2021	2022
		$400 million, and 0.60% on
		assets in excess of $800
		million

4.	Victory INCORE Total Return Bond	0.40%	October 31, 2014	November 30,	December 31,
	Fund			2021	2022

5.	Victory Integrity Discovery Fund	1.00%	October 31, 2014	November 30,	December 31,
				2021	2022

6.	Victory Integrity Mid-Cap Value	0.75% of the first $500	October 31, 2014	November 30,	December 31,
	Fund	million of average daily net		2021	2022
		assets; and 0.70% of average
		daily net assets in excess of
		$500 million

7.	Victory Integrity Small/Mid-Cap	0.80% of the first $300	October 31, 2014	November 30,	December 31,
	Value Fund	million of average daily net		2021	2022
		assets; and 0.75% of average
		daily net assets in excess of
		$300 million

8.	Victory Integrity Small-Cap Value	0.90% of the first $300	October 31, 2014	November 30,	December 31,
	Fund	million of average daily net		2021	2022
		assets; and 0.85% of average

9.	Victory NewBridge Large Cap	0.75% on the first $400	June 7, 2013	November 30,	December 31,
	Growth Fund	million, 0.65% on the next		2021	2022
		$400 million and 0.60% on
		assets in excess of $800
		million

*Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds' total expenses for a definite period of time.

DocuSign Envelope ID: C80B90A4-2AB3-49BB-A1BA-403AC79C6718

	Name of Fund	Fee*	Approved By	Last	Must be
			Shareholders	Approved	Approved By

10.	Victory Munder Mid-Cap Core	0.75% on the first $6 billion	October 31, 2014	November 30,	December 31,
	Growth Fund	of average daily net assets,		2021	2022
		0.70% on the next $2 billion,
		and 0.65% on average daily
		net assets exceeding $8
		billion

11.	Victory Munder Multi-Cap Fund	0.75% of the first $1 billion	October 31, 2014	November 30,	December 31,
		of average daily net assets;		2021	2022
		0.72% of the next $1 billion;
		and 0.70% of average daily
		net assets in excess of $2
		billion

12.	Victory Munder Small Cap Growth	0.85%	April 30, 2015	November 30,	December 31,
	Fund			2021	2022

13.	Victory Special Value Fund	0.75% on the first $400	August 15, 2013	November 30,	December 31,
		million, 0.65% on the next		2021	2022
		$400 million, and 0.60% on
		assets in excess of $800
		million

14.	Victory Strategic Allocation Fund	0.10%	June 7, 2013	November 30,	December 31,
				2021	2022

15.	Victory Sycamore Established Value	0.65% on the first $100	June 7, 2013	November 30,	December 31,
	Fund	million, 0.55% on the next		2021	2022
		$100 million, and 0.45% on
		assets in excess of $200
		million

16.	Victory Sycamore Small Company	0.85% on the first $500	May 17, 2013	November 30,	December 31,
	Opportunity Fund	million, 0.75% on assets in		2021	2022
		excess of $500 million

17.	Victory S&P 500 Index Fund	0.20% of the first $250	October 31, 2014	November 30,	December 31,
		million of average daily net		2021	2022
		assets; 0.12% of the next
		$250 million; and 0.07% of
		average daily net assets in
		excess of $500 million

18.	Victory Trivalent International Fund	0.80% on the first $1 billion	October 31, 2014	November 30,	December 31,
	– Core Equity	of average daily assets; and		2021	2022
		0.75% of the average daily
		net assets in excess of $1
		billion

19.	Victory Trivalent International	0.95% on the first $1 billion	October 31, 2014	November 30,	December 31,
	Small-Cap Fund	of average daily net assets;		2021	2022
		and 0.90% of the average
		daily net assets in excess of
		$1 billion

	.

*Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds' total expenses for a definite period of time.

DocuSign Envelope ID: C80B90A4-2AB3-49BB-A1BA-403AC79C6718

Current as of November 30, 2021

VICTORY PORTFOLIOS

By:

Name: Christopher K. Dyer

Title: President

Accepted: 01/04/2022

VICTORY CAPITAL MANAGEMENT INC.

By:

Name: Michael D. Policarpo II

Title: President, Chief Financial Officer and Chief Administrative

Officer

*Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds' total expenses for a definite period of time.